Exhibit 10.19

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 15th day of June, 2022, by and among East Stone Acquisition Corporation (“SPAC”), a British Virgin Islands business company, NWTN Inc., an exempted company incorporated with limited liability in the Cayman Islands (“PubCo”), and the undersigned investor (“Subscriber”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, SPAC, ICONIQ Holding Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), PubCo, Navy Sail International Limited, a British Virgin Islands Company, certain merger subsidiaries formed by PubCo and certain other party(ies) thereto, have entered into a business combination transaction to the effect that upon consummation, both SPAC and the Company will become wholly owned subsidiaries of PubCo on the terms and subject to the conditions set forth in the Business Combination Agreement dated as of April 15, 2022 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”) (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from PubCo, and PubCo desires to sell to Subscriber, ordinary shares of PubCo, which are entitled to one (1) vote per ordinary share (“PubCo Ordinary Shares”), for a purchase price of $10.26 per share or if lower, the Redemption Price (the “Per Share Price” and the aggregate of such Per Share Price for all such ordinary shares subscribed for by Subscriber being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein; and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (each, an “Other Subscriber”) have entered into or will enter into, severally and not jointly, separate subscription agreements with PubCo and SPAC (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed or will agree to purchase PubCo Ordinary Shares at the same Per Share Price as Subscriber.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the immediately succeeding paragraph, Subscriber hereby irrevocably subscribes for and agrees to purchase from PubCo, and PubCo hereby agrees to issue and sell to Subscriber upon payment of the Purchase Price, such number of PubCo Ordinary Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein (the “Subscription”).

2. Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to or substantially concurrently with, the consummation of the Transaction Closing (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled Transaction Closing Date, SPAC and PubCo shall provide written notice to Subscriber (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that SPAC and PubCo reasonably expect all conditions to the closing of the Transaction to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. On the Transaction Closing Date specified in the Closing Notice, the Purchase Price shall be delivered by wire transfer of United States dollars in immediately available funds to the account specified by SPAC and PubCo in the Closing Notice. On the Transaction Closing Date, PubCo shall deliver to Subscriber (i) the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws or as set forth herein), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of PubCo’s transfer agent (the “Transfer Agent”) showing Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

If the Transaction Closing does not occur on the same day as the Subscription Closing, PubCo shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book-entries shall be deemed cancelled.

Each book entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

If this Subscription Agreement terminates for any reason following the delivery by Subscriber of the Purchase Price for the Shares, PubCo shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified in writing by Subscriber, whether or not the Transaction Closing shall have occurred.

3. Closing Conditions.

a. The obligations of PubCo and SPAC to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by PubCo and SPAC in writing) of the conditions that, at the Subscription Closing:

i	all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing; and

ii	Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Subscription Closing.

b. The obligations of Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by Subscriber in writing) of the conditions that, at the Subscription Closing:

i	all representations and warranties of PubCo and SPAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date, and consummation of the Subscription Closing shall constitute a reaffirmation by PubCo and SPAC of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing;

ii	PubCo and SPAC each shall have performed or complied in all material respects with all of its respective agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Subscription Closing;

iii	the Shares shall have been approved for listing on the Nasdaq Stock Market (“Nasdaq”) or the New York Stock Exchange (“NYSE”), as applicable, subject to official notice of issuance; and

iv	other than the Other Subscription Agreements, SPAC and PubCo shall not have entered into any side letter or similar agreement with any Other Subscriber, and there shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits any Other Subscriber thereunder unless Subscriber has been offered the same benefits.

c. The obligations of each of PubCo, SPAC and Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by PubCo, SPAC and Subscriber in writing) of the conditions that, at the Subscription Closing:

i	no applicable Governmental Authority (as defined herein) shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition; and

ii	all conditions precedent to the Transaction Closing, including the approval of SPAC’s stockholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

4. IRS Form W-9; Further Assurances. Prior to the Subscription Closing, Subscriber shall provide SPAC and PubCo with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate. At or prior to the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5. SPAC and PubCo Representations and Warranties. Each of SPAC and PubCo hereby represents and warrants to Subscriber that:

a. Each of SPAC and PubCo is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization and has the requisite corporate or limited liability power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted.

b. The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered in PubCo’s register of members, the Shares will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under applicable laws) and will not have been issued in violation of or subject to any preemptive or similar rights under the memorandum and articles of association of PubCo (together, and in each case as amended, modified or supplemented from time to time, the “PubCo Charter”) or under the laws of the Cayman Islands.

c. This Subscription Agreement has been duly authorized, executed and delivered by each of SPAC and PubCo and constitutes the legal, valid and binding agreement of each of SPAC and PubCo, enforceable against SPAC and PubCo in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement, the issuance and sale of the Shares and the compliance by each of SPAC and PubCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the SPAC certificate of incorporation and bylaws, in each case as amended, modified or supplemented from time to time, or the PubCo Charter, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5(e) hereof have been obtained and all filings and obligations described in Section 5(e) have been made, conflict with or violate any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or PubCo, or by which any of their respective properties or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any property or asset of SPAC or PubCo pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPAC or PubCo is a party, or by which SPAC or PubCo or any of their respective properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a material adverse effect on the business, properties, financial condition, assets and liabilities or results of operations of SPAC or PubCo or materially affect the validity of the Shares or the legal authority of SPAC or PubCo to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”).

e. The issuance and sale of the Shares and the compliance by each of SPAC and PubCo with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county, local or non-U.S. government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act, state securities or “blue sky” laws and state takeover laws, filings required by Nasdaq and/or the NYSE, and filing with and registration by the Registrar of Companies of appropriate merger documents as required by the Companies Law (2020 Revision), as amended, of the Cayman Islands and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Material Adverse Effect or otherwise prevent SPAC or PubCo from performing its material obligations under this Subscription Agreement.

f. Each of SPAC and PubCo is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Neither SPAC nor PubCo has received any written communication from a Governmental Authority that alleges that SPAC or PubCo is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have a Material Adverse Effect.

g. Upon the closing of the Transaction, the issued and outstanding PubCo Ordinary Shares will be registered pursuant to Section 12(b) of the Exchange Act, and will be listed for trading on either Nasdaq or the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of PubCo, threatened against PubCo by Nasdaq, the NYSE or the Securities and Exchange Commission (the “SEC”) with respect to any intention by such entity to deregister the PubCo Ordinary Shares or prohibit or terminate the listing of the PubCo Ordinary Shares on Nasdaq or the NYSE. PubCo has taken no action that is designed to prevent the registration of the PubCo Ordinary Shares under the Exchange Act.

h. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by PubCo to Subscriber.

i. As of their respective dates, all filings (the “SEC Documents”), if any, filed by each of PubCo and SPAC with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed (or, if amended, as of the date of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. A copy of each SEC Document is available to each Subscriber via the SEC’s EDGAR system. Except for comments on the Form S-4 filed with the SEC by SPAC on June 28, 2021 (as amended) in relation to the prior business combination with JHD Technologies Limited, there are no material outstanding or unresolved comments in comment letters received by SPAC or PubCo from the staff of the Division of Corporation Finance (the “Staff”) of the SEC with respect to any of the SEC Documents.

j. The authorized capital stock of SPAC consists of an unlimited number of shares of SPAC’s ordinary shares, no par value per share, (“SPAC Ordinary Shares”) and an unlimited number of preferred shares, no par value (“SPAC Preferred Shares”). As of the date of this Subscription Agreement, (i)7174,245 SPAC Ordinary Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no SPAC Preferred Shares are issued and outstanding, (iii) 3,264,744 SPAC Ordinary Shares are held in the treasury of SPAC, (iv) 350,000 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 175,000 SPAC Ordinary Shares are issuable in respect of such Private Placement Warrants, (v) 690,000 underwriter warrants (the “Underwriter Warrants”) are issued and outstanding and 345,000 SPAC Ordinary Shares are issuable in respect of such Underwriter Warrants, (vi) 13,800,000 public warrants (the “Public Warrants”) are issued and outstanding and 6,900,000 SPAC Ordinary Shares are issuable in respect of such Public Warrants, (vii) 14,150,000 rights, exchangeable into one-tenth of one SPAC Ordinary Share to purchase (the “SPAC Rights”) are issued and outstanding and 1,415,000 SPAC Ordinary Shares are issuable in respect of such SPAC Rights. Each Private Placement Warrant, Underwriter Warrant and Public Warrant is exercisable for one-half of one SPAC Ordinary Share at an exercise price of $11.50. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Documents, as of the date of this Subscription Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any SPAC Common Stock or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. There are no securities issued by SPAC or instruments to which SPAC is a party containing anti-dilution or similar provisions that will be triggered by the transactions contemplated by the Transaction Agreement or the issuance of the Shares pursuant to this Subscription Agreement or PubCo Ordinary Shares issued pursuant to the Other Subscription Agreements that have not been or will not be validly waived on or prior to the closing of the Transaction.

k. As of the date of this Subscription Agreement, the authorized share capital of PubCo consists of 500,000,000 ordinary shares of PubCo, par value $0.0001 per share, of which one (1) Pubco ordinary share is issued and outstanding, and owned by the Company. All outstanding ordinary shares of PubCo are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights and are held free and clear of all liens, other than transfer restrictions under applicable securities laws and the PubCo Charter. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Documents, as of the date of this Subscription Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from PubCo any ordinary shares of PubCo or other equity interests in PubCo, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date of this Subscription Agreement, there are no securities issued by PubCo or instruments to which PubCo is a party containing anti-dilution or similar provisions that will be triggered by the transactions contemplated by the Transaction Agreement or the issuance of the Shares pursuant to this Subscription Agreement or PubCo Ordinary Shares issued pursuant to the Other Subscription Agreements that have not been or will not be validly waived on or prior to the closing of the Transaction.

l. Except for such matters as have not had and would not be reasonably likely to have a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any Governmental Authority pending, or, to the knowledge of SPAC or PubCo, threatened against SPAC or PubCo or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC or PubCo.

m. Other than the Other Subscription Agreements, neither SPAC nor PubCo has entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in PubCo, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Price and terms that are no more favorable to such Other Subscribers thereunder than the terms of this Subscription Agreement.

n. Neither PubCo nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

o. In light of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” issued by the Staff on April 12, 2021 and related guidance by the SEC, notwithstanding anything to the contrary contained in this Section 5 of this Subscription Agreement, no representation or warranty is made by SPAC as to the historical accounting treatment of the Public Warrants and Private Placement Warrants; any deficiencies in disclosure (including with respect to financial statement presentation or accounting and disclosure controls) arising from the treatment of the Public Warrants and Private Placement Warrants as equity rather than liabilities in SPAC’s historical financial statements and SEC Documents; or any changes that may be required to SPAC’s historical financial statements and SEC Documents, including any required restatements of SEC Documents or of any financial statements contained therein.

6. Subscriber Representations and Warranties. Subscriber hereby represents and warrants to SPAC and PubCo that:

a. Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A hereto, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto following the signature page hereto). Accordingly, Subscriber understands that the offering of the Shares meets the exemptions from filing under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5123(b)(1)(C) or (J). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

b. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in business and finance transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Subscriber understands that the offering meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

c. Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged (other than pledges in the ordinary course of business as part of prime brokerage arrangements) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to PubCo or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

d. Subscriber understands and agrees that Subscriber is purchasing the Shares directly from PubCo. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by SPAC, PubCo, the Company or any of their respective officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

e. Either (i) Subscriber is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, Subscriber (for itself and, if applicable, for each account for which it is acquiring the Shares) acknowledges that it has reviewed the documents provided to Subscriber by SPAC and PubCo. Subscriber (for itself and, if applicable, for each account for which it is acquiring the Shares) represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions and receive such answers from SPAC and PubCo or any person or persons acting on their behalf concerning the terms and conditions of an investment in the Shares, have obtained such materials or information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and have independently made their own analysis and decision to invest in the Shares.

g. Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and PubCo, SPAC and/or their respective representatives or the Placement Agents (as defined below) on behalf of SPAC as a result of a pre-existing substantive relationship, and the Shares were offered to Subscriber solely by direct contact between Subscriber and PubCo or a representative of PubCo. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that none of the Placement Agents have acted as an underwriter with respect to the Shares or the transactions contemplated by this Subscription Agreement or as financial advisor or fiduciary to Subscriber. Subscriber acknowledges that PubCo represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and can afford a complete loss of such investment. Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

i. Alone, or together with any professional advisor(s), Subscriber has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in PubCo. Subscriber acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, Subscriber has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants contained herein. Without limiting the generality of the foregoing, Subscriber has not relied on any statement, representation or warranty made by the Placement Agents or any their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning SPAC, PubCo, the Company or the Shares or the offer and sale of the Shares.

k. Subscriber understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

m. The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same and has been duly authorized by Subscriber to execute the same on behalf of Subscriber, and this Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of SPAC’s and PubCo’s representations and warranties contained herein.

o. Neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the European Union and any European Union member state, including the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. Subscriber acknowledges that no disclosure or offering document has been prepared by ~~[Placement Agents]~~ (together, the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Shares.

q. Subscriber acknowledges that none of the Placement Agents nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, PubCo, the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by PubCo. In connection with the issue and purchase of the Shares, none of the Placement Agents nor any of their affiliates have acted as Subscriber’s financial advisor or fiduciary.

r. Subscriber has or has enforceable commitments to have, and at least two (2) business days prior to the Transaction Closing Date will have, sufficient funds to pay the Purchase Price and consummate the Subscription Closing when required pursuant to this Subscription Agreement.

s. Subscriber acknowledges that no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in PubCo as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over PubCo from and after the Transaction Closing as a result of the purchase and sale of Shares hereunder.

7. Registration Rights.

a. PubCo agrees that, within 90 days after the Transaction Closing Date (the “Filing Deadline”), PubCo will file with the SEC (at PubCo’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Shares, and PubCo shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies PubCo that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that PubCo’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to PubCo such information regarding Subscriber, the securities of PubCo held by Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by PubCo to effect the registration of the Shares, and shall execute such documents in connection with such registration as PubCo may reasonably request that are customary of a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the SEC and consented to in writing by Subscriber; provided, that if the SEC requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents PubCo from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the shares by the selling shareholders named therein or otherwise, such Registration Statement shall register for resale such number of shares equal to the maximum number of shares as is permitted by the SEC. In such event, the number of shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, PubCo shall file a new Registration Statement to register such shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any person to whom rights under this Section 7 have been properly assigned in accordance with the terms of this Subscription Agreement. PubCo shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) and without the requirement for PubCo to be in compliance with the current public information requirement under Rule 144, (ii) the date on which such Shares have actually been sold and (iii) the date which is two years after the Subscription Closing (such date, the “End Date”). For purposes of clarification, any failure by PubCo to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve PubCo of its obligations to file or effect the Registration Statement set forth in this Section 7.

b. In the case of the registration, qualification, exemption or compliance effected by the PubCo pursuant to this Subscription Agreement, PubCo shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. PubCo shall, at its expense:

(i) until the End Date, advise the Subscriber as promptly as practicable: (A) when a Registration Statement or any post-effective amendment thereto has become effective; (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; (C) of the receipt by PubCo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) subject to the applicable provisions of this Section 7, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, PubCo shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding PubCo other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding PubCo;

(ii) until the End Date, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as promptly as reasonably practicable and to enable the undersigned to sell the Shares under the Registration Statement;

(iii) until the End Date, upon the occurrence of any event contemplated in Section 7(b)(i), except for such times as PubCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, PubCo shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) until the End Date, use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the PubCo Ordinary Shares issued by PubCo have been listed;

(v) until the End Date, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

(vi) until the End Date, use its commercially reasonable efforts to remove the legend described in Section 2 (or instruct the Transfer Agent to so remove such legend) from the Shares if (A) the Registration Statement has become effective under the Securities Act, (B) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of PubCo), or (C) such Shares are eligible for sale under Rule 144, without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions and without the requirement for PubCo to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable); provided that, in each case, the Subscriber agrees to provide PubCo, its counsel and/or the Transfer Agent with evidence reasonably requested by any of PubCo, its counsel and/or the Transfer Agent in order to cause the removal of the legend described in Section 2 (the “Representations”). If a legend is no longer required pursuant to the foregoing, PubCo will, as promptly as practicable following request by the holder, cause the Transfer Agent for the Shares to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends, subject to the delivery by an applicable holder to PubCo or the Transfer Agent (with notice to PubCo) of a legended certificate or book-entry position representing the Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), if required, and the Representations. Certificates or book-entry positions representing the Shares free from all restrictive legends may be transmitted by the Transfer Agent to the applicable holders by crediting the account of the applicable holder’s prime broker with DTC as directed by such applicable holder. PubCo shall be responsible for the fees of the Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

c. Notwithstanding anything to the contrary in this Subscription Agreement, PubCo shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by PubCo or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, PubCo’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by PubCo in the Registration Statement of material information that PubCo has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of PubCo’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that PubCo may not delay or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days in any one instance, or more than ninety (90) total calendar days, in each case during any twelve (12)-month period. Upon receipt of any written notice from PubCo of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 under the Securities Act) until such Subscriber receives copies of a supplemental or amended prospectus (which PubCo agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by PubCo that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by PubCo unless otherwise required by law or subpoena. If so directed by PubCo, each Subscriber will deliver to PubCo or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth in this Section 7(c), without the prior written approval of the Subscriber, PubCo shall not, when advising the Subscriber of any of the events set forth in this Section 7(c), provide Subscriber with any material, non-public information regarding PubCo other than to the extent that providing notice to Subscriber of the occurrence of such events listed above may constitute material, non-public information regarding PubCo.

d. PubCo shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors, employees, advisors and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to PubCo by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of PubCo (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall PubCo be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by PubCo in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by PubCo, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 7(c) hereof. PubCo shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which PubCo is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

e. Each Subscriber shall, severally and not jointly with any Other Subscriber or any other selling shareholder under the Registration Statement, indemnify and hold harmless PubCo and each of their directors, officers, agents and employees, and each person who controls PubCo (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to PubCo by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify PubCo promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

f. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(f) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(f) shall be several, not joint. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8. Termination. Except for the provisions of Sections 8, 9, 11 and 12, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, or (d) if the consummation of the Transaction shall not have occurred by the earlier of (x) the 10th business day after the anticipated Transaction Closing Date specified in the Closing Notice, or (y) the “Outside Date” as defined in the Transaction Agreement; provided that, subject to the limitations set forth in Section 9, nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. SPAC shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such Transaction Agreement.

9. Trust Account Waiver. Subscriber acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. Subscriber further acknowledges that, as described in SPAC’s prospectus relating to its initial public offering dated February 19, 2020 available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public stockholders and the underwriters of SPAC’s initial public offering. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in or distributions from the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of shares of SPAC Common Stock that have or will be acquired outside of this Agreement.

10. Cleansing Statement; Disclosure.

a. SPAC shall, no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that SPAC has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the knowledge of SPAC, Subscriber shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, employees or agents.

b. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that, without the prior written consent of the other party hereto, it will not publicly make reference to such other party or any of its affiliates (i) in connection with the Transaction or this Subscription Agreement (provided that Subscriber may disclose its entry into this Subscription Agreement and the Purchase Price) or (ii) in any promotional materials, media, press releases or similar circumstances, except, in each case, as required by law or regulation or at the request of the Staff of the SEC or regulatory agency or under the regulations of Nasdaq or the NYSE, including, in the case of SPAC or PubCo, (a) as required by the federal securities laws in connection with the Registration Statement, (b) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC, (c) the filing of the Registration Statement on Form F-4 and Schedule 14A and related materials to be filed by PubCo and SPAC with respect to the Transaction, and (d) the filing of listing applications and related materials to by filed by PubCo and SPAC to Nasdaq in connection with the Transaction or this Subscription Agreement; provided that PubCo and/or SPAC, as applicable, shall use commercially reasonable efforts to provide Subscriber with two (2) business days’ prior written notice of any such required public reference except those required public references made under subclauses (a), (b), (c) or (d), and provided further that Subscriber agrees to promptly provide any information that may be reasonably requested by PubCo or SPAC in connection with filings to be made pursuant to subclauses (a), (b), (c) or (d).

11. Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of PubCo and SPAC expressly set forth in this Subscription Agreement or in the SEC Documents, in making its investment or decision to invest in PubCo. Subscriber agrees that no Other Subscriber pursuant to the Other Subscription Agreements or any other agreement related to the private placement of shares of PubCo’s capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber) shall be liable to any Other Subscriber pursuant to the Other Subscription Agreements or any other agreement related to the private placement of shares of PubCo’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of PubCo Ordinary Shares. Subscriber agrees that none of the Placement Agents, their respective affiliates or any of their respective control persons, officers, directors or employees shall be liable to Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind provided to Subscriber concerning PubCo, SPAC, the Company, this Subscription Agreement or the transactions contemplated hereby.

12. Miscellaneous.

a. Subscriber agrees that, from the date of this Subscription Agreement until the Subscription Closing or earlier termination of this Subscription Agreement, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by Subscriber or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of SPAC, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of SPAC, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that for purposes of this Section 12(a) only, reference to “short sale” shall not include any short sale, options, puts, calls, hedging or similar arrangements if, at any point during the day the short sale, option, put, call or similar arrangement is entered into, the stock price for the SPAC common shares is at or above $15 per share (which shall be permitted); provided further that the provisions of this Section 12(a) shall not apply to long sales (including sales of securities held by Subscriber prior to the date of this Subscription Agreement and securities purchased by Subscriber in the open market after the date of this Subscription Agreement). Notwithstanding the foregoing, nothing in this Section 12(a) (i) shall prohibit any entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby from entering into any such transactions; and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, this Section 12(b) shall only apply with respect to the portion of assets managed by the portfolio managers who have knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby.

b. Neither this Subscription Agreement nor any rights that may accrue any party hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided that prior to the Subscription Closing, Subscriber may transfer or assign all or a portion of its rights or obligations under this Subscription Agreement to one or more affiliates (including other investment funds or accounts managed or advised by an investment manager who acts on behalf of Subscriber); provided, further, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 6 and completes Schedule A hereto; provided, further, that no such assignment will relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

c. SPAC and PubCo may request from Subscriber such additional information as SPAC and PubCo may reasonably determine necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that SPAC agrees to keep confidential any such information provided by Subscriber and identified as confidential, except as may be required under applicable law.

d. Each party acknowledges that the other parties hereto will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Each of SPAC, PubCo and Subscriber further acknowledges that the Placement Agents shall be entitled to rely on the representations and warranties contained in Section 5 and Section 6, respectively, and the provisions of Section 11 and Section 12 of this Subscription Agreement. Prior to the Subscription Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects. Each party agrees that the purchase by Subscriber of Shares from PubCo will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Subscription Closing. Each of SPAC, PubCo and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the acknowledgments, understandings, agreements, representations and warranties of SPAC, PubCo and Subscriber contained in Section 5, Section 6, Section 11 and Section 12 of this Subscription Agreement.

e. SPAC and PubCo are entitled to rely upon this Subscription Agreement and SPAC, PubCo, and the Placement Agents are each irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or Nasdaq or the NYSE to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. Subject to Section 10 hereof, and except if required by law or Nasdaq or the NYSE, without the prior written consent of Subscriber, SPAC shall not, and shall cause its representatives, including the Placement Agents and their respective representatives, not to, disclose the existence of this Subscription Agreement or any negotiations related hereto, or to use the name of Subscriber or any information provided by Subscriber in connection herewith in or for the purpose of any marketing activities or materials or for any similar or related purpose.

g. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

h. This Subscription Agreement may not be amended, supplemented, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought, except that prior to the Subscription Closing, SPAC may sign an instrument amending, supplementing, modifying or waiving this Subscription Agreement for and on behalf of PubCo.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery, including DocuSign) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) two (2) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address, facsimile number or email address set forth on the signature page hereto;

(ii)	if to SPAC (prior to the Transaction Closing), to:

East Stone Acquisition Corp.

25 Mall Road, Suite 330

Burlington, MA 01803

Attn: Sherman Xiaoma Lu, Chief Executive Officer

Telephone No.: 781 202 9128

Email: sherman@estonecapital.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105, USA

Attn: Barry I. Grossman, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: bigrossman@egsllp.com

(iii)	if to PubCo (prior to the Transaction Closing), to:

NWTN Inc.

No.76 Mu Nan Road, Heping District, Tianjin, China
Attention: Jinbao Su
Email: ir@iconiqmotors.com

with a copy (which will not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100

Phone No.: +1 212-903-9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133

Phone No.: +852 2810 8133

(iv)	if to SPAC or PubCo (following the Transaction Closing), to:

NWTN Inc.

No.76 Mu Nan Road, Heping District, Tianjin, China
Attention: Jinbao Su
Email: ir@iconiqmotors.com

with a copy (which will not constitute notice) to:

Linklaters LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: +1 212 903 9100

Phone No.: +1 212-903-9000

and a copy to:

Linklaters LLP

11th Floor, Alexandra House

Chater Road

Hong Kong SAR

Facsimile No.: +852 2810 8133

Phone No.: +852 2810 8133

o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

p. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

q. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12(o) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 12(r), a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

r. The obligations of each Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement. The decision of Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of PubCo which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Subscriber pursuant hereto, shall be deemed to constitute any Subscriber or any Other Subscribers under the Other Subscription Agreements as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements; provided that it is acknowledged that certain Subscribers may be under common management with an Other Subscriber. Each Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

13. Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

14. This Agreement is executed in both English and Chinese languages. Both versions shall be binding. If there is any discrepancy between both language versions, the Chinese version shall prevail.

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:
Zhejiang Jinhua Jinyi New-district Development Group Co., Ltd	China

By:	Zhejiang Jinhua jinyi New-district Development Group Co., Ltd
/s/ Junlong CHEN
Name:	Junlong Chen
Title:	Chairman

Name in which shares are to be registered (if different):	Date: _______________, 2022

Subscriber’s EIN: 913307000692053623
Business Address-Street: Office 406, Jinshan Science and Technology Park, No. 658 Jinshan Avenue, Xiaoshun Town	Mailing Address-Street (if different):

City, State, Zip: Zhejiang Province, Jinhua
City, Jindong District, 321000	City, State, Zip:
Attn:Luoping Xu	Attn:__________________
Telephone No.: 15057991286	Telephone No.:

Email Address: xuluoping8319@163.com	Email Address:
Price Per Share: $10.26 or if lower, the
Purchase Price: $[200 Million]	Redemption Price

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by SPAC and PubCo in the Closing Notice.

IN WITNESS WHEREOF, SPAC and PubCo have accepted this Subscription Agreement as of the date set forth below.

East Stone Acquisition Corporation

By:	/s/ Xiaoma (Sherman) LU
Name:	Xiaoma (Sherman) Lu
Title:	Chief Executive Officer

Date: ____________, 2022

NWTN Inc.

By:	/s/ Alan Nan WU
Name:	Nan Wu
Title:	Director

Date: ____________, 2022

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box if applicable):

☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box below indicating the provision under which we qualify as an institutional “accredited investor.”

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of PubCo or acting on behalf of an affiliate of PubCo.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Schedule A

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser or (ii) the employee benefit plan has total assets in excess of $5,000,000;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.

Schedule A